UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2017

IRADIMED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL	32708
(Address of Principal Executive Offices)	(Zip Code)

(407) 677-8022

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On March 30, 2017, IRADIMED CORPORATION (the “Company”) issued a press release announcing the appointment of John McCreery as Chief Operating Officer of the Company. The date on which Mr. McCreery shall commence work (his “Hire Date”) has not yet been determined but will occur during April 2017. Upon starting with the Company, Mr. McCreery will have primary responsibility over the regulatory, manufacturing and engineering departments of the Company. Mr. McCreery, 62, is currently a tenured professor in operations and innovation at North Carolina State University’s College of Management. At NC State, he works with a wide variety of organizations in operational excellence, innovation management, and leadership development initiatives. He has also served as Director of a cross-continent US-Europe-China graduate program in global innovation management. Prior to joining NC State, Mr. McCreery held roles in engineering, manufacturing, IT systems consulting, and company leadership, including Chief Operating Officer at Invivo Research. He received his undergraduate degree in Biomedical Engineering, with Honors, from Case Western Reserve University, an MBA from the University of Michigan, and a Ph.D. in operations management from Ohio State University.

There is no arrangement or understanding between Mr. McCreery and any other person pursuant to which he was selected as an officer of the Company. Additionally, there is no family relationship between any director or executive officer of the Company and Mr. McCreery.

The Company has entered into an employment agreement with Mr. McCreery, dated as of March 28, 2017, in connection with Mr. McCreery’s appointment as Chief Operating Officer. Pursuant to his employment agreement, Mr. McCreery’s salary will be $200,000 per year and he is eligible for an annual bonus of 30% of his salary, which amount may be adjusted based on the overall profitability of the Company and his individual performance. Upon his Hire Date, Mr. McCreery will receive a grant of Restricted Stock Units totaling $550,000 in value using the Company’s closing stock price on the day preceding his Hire Date. Mr. McCreery’s restricted stock units will be in accordance with the terms of the Company’s 2014 Equity Incentive Plan and will vest in four equal annual installments. Upon vesting, Mr. McCreery will receive a number of shares of common stock equal to the number of restricted stock units that have vested.  The employment agreement continues until terminated by us or by Mr. McCreery in accordance with the terms of the agreement. If Mr. McCreery is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to six months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. McCreery terminates his employment with us for good reason, we must pay him an amount equal to his then current annual salary but no less than $200,000. The agreement also contains non-solicitation, non-compete and confidentiality provisions.

This summary description is qualified in its entirety by reference to the employment agreement between the Company and Mr. McCreery, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of the press release announcing Mr. McCreery’s appointment is included in Exhibit 99.1 to this report.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1    Employment Agreement, dated as of March 28, 2017 by and between Iradimed Corporation and John McCreery

99.1    Press release dated March 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRADIMED CORPORATION

Date: March 30, 2017
	By:	/s/Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment Agreement, dated as of March 28, 2017 by and between Iradimed Corporation and John McCreery

99.1	Press release dated March 30, 2017